Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, David P. Bolger, the Chief Financial Officer of Aon Corporation (the “Company”), certify that (i) the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David P. Bolger
David P. Bolger

Chief Financial Officer

August 5, 2005